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Exhibit 21.1

JAMDAT Mobile Inc.,
a Delaware corporation

List of wholly-owned subsidiaries

  •
  JAMDAT Mobile (Canada Holdings) Inc.

  •
  JAMDAT Mobile (Canada) ULC

  •
  JAMDAT Mobile (UK) Ltd.

  •
  JAMDAT Mobile (Japan) Inc.

  •
  JAMDAT Mobile (India Holdings) Inc.

  •
  JAMDAT Mobile (India) Private Limited

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  Exhibit 21.1